Exhibit 25.02

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FORM T-2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

Stephen J. Giurlando
(Name of trustee)

###-##-#### (Social Security Number)	101 Barclay Street, 21W New York, New York 10286 (Business address: street, city state and zip code)

___________________________

ENTERGY NEW ORLEANS, INC.
(Exact name of obligor as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0273040 (I.R.S. employer identification no.)
1600 Perdido Street, Building 505 New Orleans, Louisiana (Address of principal executive offices)	70112 (Zip code)

___________________________
3.875% Mortgage Bonds due August 1, 2008 and
5.25% Mortgage Bonds due August 1, 2013
(Title of the indenture securities)

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      Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None. (see Note on page 3.)

      Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

                                Not applicable.

(b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                Not applicable.

11. List of Exhibits.

                                None.

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Stephen J. Giurlando have signed this statement of eligibility in The City of New York and State of New York, on the 4th day of March, 2004.

                                                                                            /S/ STEPHEN J. GIURLANDO
                                                                                            Name: STEPHEN J. GIURLANDO